EXHIBIT 15

Accountant’s Acknowledgement

The Board of Directors and Shareholders

PepsiCo, Inc.:

We hereby acknowledge our awareness of the use of our report dated October 8, 2009 included within the Quarterly Report on Form 10-Q of PepsiCo, Inc. for the twelve and thirty-six weeks ended September 5, 2009, and incorporated by reference in the following Registration Statements and in the related Prospectuses:

Description, Registration Statement Number

Form S-4

-	Registration Statement- PepsiAmericas, Inc., 333-162260
-	Registration Statement- Pepsi Bottling Group, Inc., 333-162261

Form S-3

-	Automatic Shelf Registration Statement, 333-154314

Form S-8

-	The PepsiCo 401(k) Plan for Hourly Employees, 333-150868
-	The PepsiCo 401(k) Plan for Salaried Employees, 333-150867
-	PepsiCo, Inc. 2007 Long-Term Incentive Plan, 333-142811
-	PepsiCo, Inc. 2003 Long-Term Incentive Plan, 333-109509
-	PepsiCo SharePower Stock Option Plan, 33-35602, 33-29037, 33-42058, 33-51496, 33-54731, 33-66150 and 333-109513
-	Director Stock Plan, 33-22970 and 333-110030
-	1979 Incentive Plan and the 1987 Incentive Plan, 33-19539
-	1994 Long-Term Incentive Plan, 33-54733
-	PepsiCo, Inc. 1995 Stock Option Incentive Plan, 33-61731, 333-09363 and 333-109514
-	1979 Incentive Plan, 2-65410
-	PepsiCo, Inc. Long Term Savings Program, 2-82645, 33-51514 and 33-60965
-	PepsiCo 401(k) Plan, 333-89265
-

Retirement Savings and Investment Plan for Union Employees of Tropicana Products, Inc. and Affiliates and the Retirement Savings and Investment Plan for Union Employees of Tropicana Products, Inc. and Affiliates (Teamster Local Union #173), 333-65992

-	The Quaker Long Term Incentive Plan of 1990, The Quaker Long Term Incentive Plan of 1999 and The Quaker Oats Company Stock Option Plan for Outside Directors, 333-66632
-	The Quaker 401(k) Plan for Salaried Employees and The Quaker 401(k) Plan for Hourly Employees, 333-66634
-	The PepsiCo 401(k) Plan for Salaried Employees, 333-76196
-	The PepsiCo 401(k) Plan for Hourly Employees, 333-76204
-	The PepsiCo Share Award Plan, 333-87526

Pursuant to Rule 436 (c) under the Securities Act of 1933 (the “Act”), such report is not considered part of a registration statement prepared or certified by an independent registered public accounting firm, or a report prepared or certified by an independent registered public accounting firm within the meaning of Sections 7 and 11 of the Act.

New York, New York

October 8, 2009